UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Corporate Woods Blvd.

Albany, NY 12211

(address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 16, 2012, Momentive Performance Materials Inc. (the “Company”) issued a News release announcing that it will launch a cash tender offer for its 12 1/2% Second-Lien Senior Secured Notes due 2014. A copy of the News Release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The Company also announced, pursuant to Rule 135c of the Securities Act of 1933, as amended, its intent to offer $450,000,000 principal amount of senior secured notes due 2020 through a private placement. A copy of the News Release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	News Release, dated May 16, 2012, announcing Momentive Performance Materials Inc.’s Tender Offer for its 12 1/2% Second-Lien Senior Secured Notes due 2014

Exhibit 99.2	News Release, dated May 16, 2012, announcing Momentive Performance Materials Inc.’s Proposed $450 Million Debt Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: May 16, 2012	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated May 16, 2012, announcing Momentive Performance Materials Inc.’s Tender Offer for its 12 1/2% Second-Lien Senior Secured Notes due 2014

99.2	News Release, dated May 16, 2012, announcing Momentive Performance Materials Inc.’s Proposed $450 Million Debt Offering